The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA











October 8, 2008
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Five Ordinary
Share of Onward Holdings Co.
Ltd
(Form F-6 File No. 2-99297)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to Onward Holdings Co. Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name for Onward
Holdings Co. Ltd.

The Prospectus has been revised to reflect the new name as Onward Holdings Co., Ltd.
And has been overstamped as follows:
Old: PAR VALUE OF 50 YEN
New:  NO PAR VALUE

Please contact me with any questions or
comments at 212 815-2221

Sandra Bruno
Assistant Treasurer
The Bank of New York Mellon - ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)